As filed with the Securities and Exchange Commission on March 13, 1998
                                  File No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933



                           Ethan Allen Interiors Inc.
             (Exact Name of Registrant as Specified in its Charter)

            Delaware                                    06-1275288
  (State or Other Jurisdiction             (I.R.S. Employer Identification No.)
of Incorporation or Organization)

         Ethan Allen Drive
        Danbury, Connecticut                             06813
(Address of Principal Executive Offices)               (Zip Code)

       Registrant's telephone number, including area code: (203) 743-8000

                Ethan Allen Interiors Inc. 1992 Stock Option Plan
                            (Full Title of the Plan)


                                Edward P. Schade
                           Ethan Allen Interiors Inc.
                                Ethan Allen Drive
                           Danbury, Connecticut 06813
                                 (203) 743-8294
                               (Agent For Service)


                         CALCULATION OF REGISTRATION FEE

                                                      Proposed Maximum Proposed Maximum     Amount of
  Title of Securities               Amount to be      Offering Price   Aggregate Offering   Registration Fee
  to be Registered                  Registered        Per Share(1)     Price(1)

Common Stock ($.01 par value)      500,000 Shares     $31.75   (2)     $15,875,000 (2)       $4683.13
Common Stock ($.01 par value)      500,000 Shares     $41.275  (2)     $20,637,500 (2)       $6088.06
Common Stock ($.01 par value)      300,000 Shares     $58.40625(3)     $17,521,875 (3)       $5168.95
     Total                       1,300,000 Shares      (2)(3)          $54,034,375         $15,940.14
=============================================================================================================

(1) Pursuant to Rule 457(h)(1), estimated solely for the purpose of calculating the registration fee. (2) Pursuant to Rule 457(h)(1), computed upon the basis of the price at which the options may be exercised. (3) Pursuant to Rule 457(c), based upon the average of the high and low prices for the Common Stock as reported on the New York
         Stock Exchange on March 6, 1998 (which date is within five business days prior to the date of the filing of this Registration Statement).


                                     PART II


                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

        The following documents, which have heretofore been filed by Ethan Allen Interiors Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

         (a) The Company's Form 10-K for the year ended June 30, 1997 and Form 10-Q for the quarters ended September 30, 1997 and December 31, 1997.

         (b) The description of the Company's common stock, $.01 par value per share (the "Common Stock") under the caption "Description of Registrant's Securities to be Registered" included in the Company's Registration Statement on Form 8-A, File No. 1-11806.

         All documents subsequently filed by the Company or Ethan Allen Interiors Inc. 1992 Stock Option Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         (a) The Delaware General  Corporation Law (the "Delaware GCL") (Section
145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions, gives a director or officer who successfully defends an action the right to be so indemnified, and authorizes the Company to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of stockholders or otherwise.

         (b) The  Certificate  of  Incorporation  of the Company  requires,  and
Article VI of the By-Laws of the Company provides for, indemnification of directors, officers, employees and agents to the fullest extent permitted by law.

         (c) In accordance with Section 102(b)(7) of the Delaware GCL, the Company's Certificate of Incorporation provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for (1) breaches of their duty of loyalty to the Company or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law,

(3) under Section 174 of the Delaware GCL (unlawful payment of dividends) or (4) transactions from which a director derives an improper personal benefit.

         (d) The Company has a $20,000,000 Directors' and Officers' insurance policy.

         (e) The Company has entered into indemnification agreements with each of its directors providing that the Company will indemnify the directors against certain liabilities (including settlements) and expenses actually and reasonably incurred by them in connection with any threatened or pending legal action, proceeding or investigation (other than actions brought by or in the right of the Company) to which any of them is, or is threatened to be, made a party by reason for their status as a director, officer or agent of the Company, provided that such director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. With respect to any action brought by or in the right of the Company, directors may also be indemnified, to the extent not prohibited by applicable laws or as determined by a court of competent jurisdiction, against expenses actually and reasonably incurred by them in connection with such action if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the Company. The agreements also require indemnification of directors for all reasonable expenses incurred in connection with the successful defense of any covered action or claim and provide for partial indemnification in the case of any partially successful defense.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See the Exhibit Index which is incorporated herein by reference.

Item 9.  Undertakings.

A.  Rule 415 Offering

         The undersigned registrant hereby undertakes:

           1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (i)    To  include  any   prospectus   required  by  Section
                           10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

           2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  Filings Incorporating Subsequent Exchange Act Documents By Reference

           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  Indemnification of Directors and Officers

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the registrant's articles of incorporation or by-laws or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danbury, State of Connecticut, on this 13th day of March, 1998.

                                   ETHAN ALLEN INTERIORS INC.


                                   By: /s/ M. Farooq Kathwari
                                       M. Farooq Kathwari
                                       Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

           Each person whose signature appears below hereby constitutes and appoints M. Farooq Kathwari and Edward P. Schade and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their respective capacities on this 13th day of March, 1998.


Signature                                       Title


/s/ M. Farooq Kathwari            Chairman, Chief Executive Officer and Director
M. Farooq Kathwari


/s/ Clinton A. Clark              Director
Clinton A. Clark


/s/ Steven A. Galef               Director
Steven A. Galef


/s/ Kristin Gamble                Director
Kristin Gamble


/s/ Horace G. McDonell            Director
Horace G. McDonell


/s/ Edward H. Meyer               Director
Edward H. Meyer


/s/ William W. Sprgaue            Director
William W. Sprague


/s/ Edward P. Schade              Vice President and Treasurer (Principal
Edward P. Schade                  Financial Officer)


/s/ Gerardo Burdo                 Chief Accounting Officer
Gerardo Burdo

                                  EXHIBIT INDEX



Exhibit
Number                               Description of Exhibit
------                               ----------------------


5                                    Opinion of Mayer, Brown & Platt

10                                   Amended and Restated Ethan Allen
                                     Interiors Inc. 1992 Stock Option Plan

23.1                                 Consent of KPMG Peat Marwick

23.2 Consent of Mayer, Brown & Platt (included in the opinion filed as Exhibit 5 hereto)

24 Powers of Attorney (included on the signature page of the Registration Statement)

                                                            EXHIBIT 5


                               OPINION OF COUNSEL



                                             March 13, 1998



Ethan Allen Interiors Inc.
Ethan Allen Drive
Danbury, Connecticut  06813

Ladies and Gentlemen:

     We are acting as special counsel to Ethan Allen Interiors Inc. (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of up to 1,300,000 shares of its Common Stock, $.01 par value (the "Shares"), to be offered pursuant to the Ethan Allen Interiors Inc. 1992 Stock Option Plan (the "1992 Stock Option Plan"). In connection therewith, we have examined or are otherwise familiar with the Company's Restated Certificate of Incorporation, the Company's Amended and Restated By-Laws, the 1992 Stock Option Plan, each as amended to date, the Company's Registration Statement on Form S-8 (the "Registration Statement") relating to the Shares, relevant resolutions of the Board of Directors of the Company, and such other documents and instruments as we have deemed necessary for the purposes of this opinion.

     Based upon the foregoing, we are of the opinion that the Shares are duly authorized for issuance and when issued in accordance with the provisions of the 1992 Stock Option Plan will be legally issued, fully paid and non-assessable shares of the Company.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.


                                Very truly yours,

                                /s/ Mayer, Brown & Platt

                                                             EXHIBIT 10


                           ETHAN ALLEN INTERIORS INC.
                   AMENDED AND RESTATED 1992 STOCK OPTION PLAN
                               (October 28, 1997)

         1. Purpose. The purpose of this Ethan Allen Interiors Inc. 1992 Stock Option Plan (the "Plan) is to increase stockholder value, to advance the interests of Ethan Allen Interiors Inc. (the "Company"), its subsidiary, Ethan Allen Inc. ("Ethan Allen") and its and Ethan Allen's other subsidiaries and affiliates (collectively, the "Subsidiaries"), to strengthen the Company's ability to attract and retain the services of experienced and knowledgeable independent directors to enhance the Company's, and its Subsidiaries' ability to attract, retain and motivate employees, and to provide such directors and employees with an opportunity to acquire an equity interest in the Company.

         2. Administration.

                  2.1 Administration, Generally. Subject to the terms and conditions of the Plan, the Plan shall be administered by the Compensation Committee of the Company's Board of Directors, or by such other committee of the Board as the Board may determine (the "Committee").

                  2.2 Authority. Subject to the terms and conditions of the Plan, the Committee shall have the authority to (a) manage and control the operation of the Plan, (b) interpret and construe the provisions of the Plan or the provisions of any award under the Plan, and prescribe, amend and rescind rules and regulations relating to the Plan, (c) make awards under the Plan, in such forms and amounts and subject to such restrictions, limitations and conditions as it deems appropriate, including, without limitation, awards which are made in combination with or in tandem with other awards (whether or not contemporaneously granted), (d) modify the terms of, cancel and reissue, or repurchase outstanding awards, (e) prescribe the form of, agreement, certificate or other instrument evidencing any award under the Plan, (f) correct any defect or omission and reconcile any inconsistency in the Plan or in any award hereunder, and (g) make all other determinations and take all other actions as it deems necessary or desirable for the implementation and administration of the Plan. Notwithstanding the foregoing provisions of this subsection 2.2, the Chief Executive Officer ("CEO") of the Company shall submit his recommendation for awards under the Plan to the Committee or, if no such Committee exists, to the Company's Board of Directors (the "Board"). The Committee, or the Board, if no such Committee shall exist, shall duly consider the recommendations of the Chief Executive Officer, and shall have the authority to accept, modify or reject the CEO's recommendation, or to request the CEO to reconsider such recommendation. In addition, the Committee shall have no power, authority or discretion to determine the persons who are entitled to awards under Section 5, to determine the number, price or timing of awards granted pursuant to Section 5 or to alter the terms and conditions of awards made pursuant to Section 5. The determination of the Committee on matters within its authority shall be conclusive and binding on the Company and all other persons.

         3. Participation. Subject to the terms and conditions of Section 2 and the remainder of the Plan, the Committee shall determine and designate from time to time the directors of the Company and employees of the Company and its Subsidiaries who shall receive awards under the Plan ("Participants"); provided, however, that the Committee shall have no power, authority or discretion to determine the persons who are entitled to awards under Section 5. The granting of awards, if any, and the size of such awards are purely discretionary, and, no employee or director shall have any right or privilege to be considered as a Participant, and no Participant shall have any right or privilege, or be deemed to have an expectation of being, recommended for an award, subject to Section 5.

         4. Shares Subject to the Plan.

                  4.1 Number of Shares Reserved. Shares of common stock, $.01 par value, of the Company ("Common Stock") shall be available for awards under the Plan. To the extent provided by resolution of the Company's Board of Directors, such shares may be uncertificated. Subject to adjustments in accordance with subsections 4.2 and 4.3 for events occurring after October 28, 1997, and after giving effect to the two-for-one split of the Common Stock distributed on September 2, 1997, to shareholders of record on August 18, 1997, the aggregate number of shares of Common Stock available for awards under the Plan shall be equal to 2,500,924.

                  4.2      Reusage of Shares.

                  (a) In the event of the exercise or termination (by reason of forfeiture, expiration, cancellation, surrender or otherwise) of any award under the Plan, that number of shares of Common Stock that was subject to the award but not delivered shall again be available for awards under the Plan.

                  (b) Notwithstanding the provisions of paragraph (a), the following shares shall not be available for reissuance under the Plan:
         (i) shares which are withheld from any award or payment under the Plan to satisfy tax withholding obligations (as described in paragraph 8.5(e)); (ii) shares which are surrendered to fulfill tax obligations (as described in paragraph 8.5(e)); and (iii) shares which are surrendered in payment of the Formula Option Price (as defined in subsection 5.1) upon the exercise of a Formula Option or the Option Price (as defined in subsection 6.1) upon the exercise of a Stock Option.

                  4.3  Adjustments  to  Shares  Reserved.  In the  event  of any merger, consolidation, reorganization, recapitalization, spinoff, split-up, stock dividend, stock split, reverse stock split, repurchase, exchange or other distribution with respect to shares of Common Stock or other change in the corporate structure or capitalization affecting the Common Stock, the type and number of shares of stock which are or may be subject to awards under the Plan and the terms of any outstanding awards (including the price at which shares of stock may be issued pursuant to an outstanding award) shall be equitably adjusted by the Committee, in its sole discretion, to preserve the value of benefits awarded or to be awarded to Participants under the Plan.

                  4.4 Individual Limit. The maximum number of shares of Common Stock that may be covered by Options and SARs granted to any one individual during any fiscal year of the Company shall be 2,000,000 shares (subject to adjustment in accordance with subsection 4.3).

         5.       Formula Awards.

                  5.1 Formula options. As of the date of the annual meeting of the Company's stockholders for 1993, each Independent Director (as defined below) shall be awarded an option to purchase 2,500 shares of Common Stock with an exercise price equal to the initial offering price in the Company's initial public offering of Common Stock on March 23, 1993 ("IPO") (such options will be rounded off to the nearest whole share number, and are collectively referred to as "Formula Options"). Formula Options granted pursuant to this subsection 5.1 shall not constitute "Incentive Stock Options" within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). For purposes of the Plan, the term "Independent Director" as of any annual meeting of the Company's stockholders means a person who (a) is a director of the Company as of the ending of such meeting, (b) is not an executive or employee of the Company or its subsidiaries, and (c) is not a partner, executive or employee of any person, or group (as defined under Rule 13(d) under the Securities Exchange Act of 1934) which includes persons, which would be an "interested person" as referred to in the Company's Certificate of Incorporation (without regard to any "business combination" for this purpose) as of the date hereof or as of the date of grant. If, for any reason, any Independent Director is prohibited or restricted from personally receiving the foregoing Formula Options by his employer or otherwise, such Formula Options will not be issued to such Independent Director.

                  5.2 Service Required for Exercise. One half of each Formula Option granted to an Independent Director Participant shall become exercisable upon such Participant's completion of one continuous year of service as an Independent Director after the date of the grant thereof, and the remaining one-half of each Formula Option granted to an Independent Director shall become exercisable upon such Participant's completion of two continuous years of service as an Independent Director after the date of the grant hereof.

                  5.3 Expiration of Formula Options. All rights with respect to a Formula Option shall automatically terminate on the earliest of:

                           (a) the date which is 10 years  after the date of the
                  grant;

                           (b) the date which is 90 days after the date on which
                  the Participant's service to the Company as an Independent Director terminates for any reason.

                  5.4 Manner of Exercise. A Formula Option may be exercised, in whole or in part, by giving written notice to the Chief Executive Officer of the Company prior to the date on which the Formula Option expires; provided, however, that a Formula Option may only be exercised with respect to whole shares of Common Stock. Such notice shall specify the number of shares of Common Stock to be purchased and shall be accompanied by payment of the exercise price for such shares in such form and manner as the Committee may from time to time approve.

         6.  Stock Options.

                  6.1 Awards. Subject to the terms and conditions of the Plan, there shall be designated the Participants to whom options to purchase shares of Common Stock ("Stock Options") are to be awarded under the Plan and shall determine the number, type and terms of the Stock
         Options to be awarded to each of them; provided however, that each Stock Option shall expire on the earlier of the date provided by the option terms or the date which is 10 years after the date of grant. The option price per share (the "Option Price") for any Stock Option awarded shall not be less than the greater of par value or the Fair Market Value of a share of Common Stock on the date the Stock Option is awarded. Each Stock Option awarded under the Plan shall be a "nonqualified stock option" for tax purposes unless the Stock Option satisfies all of the requirements of section 422 of the Code and the Committee designates such Stock Option as an Incentive Stock Option.

                  6.2 Manner of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice to the Chief Executive Officer of the Company prior to the date on which the Stock Option expires; provided, however, that a Stock Option may only be exercised with respect to whole shares of Common Stock. Such notice shall specify the number of shares of Common Stock to be purchased and shall be accompanied by payment of the Option Price for such shares in such form and manner as the Committee may from time to time approve.

         7.  Stock Appreciation Rights.

                  7.1 Awards. Subject to the terms and conditions of the Plan, there shall be designated the Participants to whom stock appreciation rights ("SARs") are to be awarded under the Plan and shall determine the number and terms of the SARs to be awarded to each of them; provided, however, that each SAR shall expire on the earlier of the date provided by the terms of the SAR or the date which is 10 years after the date of grant.

                  7.2 Payment. Subject to the terms and conditions of the Plan, upon exercise of an SAR, a Participant shall be entitled to receive that number of shares of Common Stock having a Fair Market Value (as of the date of exercise) equal to the product of:

                           (a) the number of shares of Common  Stock as to which
                  the SAR is exercised; and

                           (b) the  excess of the Fair  Market  Value (as of the
                  date of exercise) of a share of Common Stock over the exercise price of the SAR;

         provided, however, that, in lieu of fractional shares of Common Stock, a Participant shall be entitled to receive an appropriate cash payment; and provided further that the Committee, in its sole discretion, may elect to settle the SAR (or any portion thereof) in cash equal to the Fair Market Value on the exercise date of any or all of the shares of Common Stock that would otherwise be issuable upon exercise.

                  7.3 Manner of Exercise. An SAR may be exercised, in whole or in part, by giving written notice to the Chief Executive Officer of the Company prior to the date on which the SAR expires. Such notice shall specify the number of shares with respect to which the SAR is exercised. As soon as practicable after receipt of such notice, the Company shall deliver to the Participant certificates for the shares of Common Stock or cash, or both, to which the Participant is entitled pursuant to subsection 7.2.

         8.       General.

                  8.1 Effective Date. The Plan shall be effective as of March 23, 1993.

                  8.2 Duration. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any awards under it are outstanding; provided, however, that no awards may be granted under the Plan on any date after October 28, 2007.

                  8.3 Non-transferability of Awards; Other Agreements. Except as otherwise provided by the Committee, no award made under the Plan may be transferred, pledged or assigned by the holder thereof (except in the event of the holder's death, by will or the laws of descent and distribution) and the Company shall not be required to recognize any attempted assignment of such rights by any Participant. During a Participant's lifetime, awards may be exercised only by him or by his guardian or legal representative. Awards under the Plan, including any Formula Options, Stock Options, SARs and Common Stock issued in connection with Formula Options, Stock Options, SARs or otherwise, will also be subject to any other agreements entered into, from time to time, by the Participant and the Company.

                  8.4 Effect of Termination of Employment or Death. In the event that a Participant dies (or in the case of a Participant who is an employee, ceases to be an employee of the Company for any reason, including death), any Stock Options or SARs then outstanding may be exercised  or shall expire 90 days  thereafter,  and  therefore  may be exercised by such Participant (or his estate) within 90 days thereafter, unless otherwise provided in accordance with the terms of the award.

                  8.5      Compliance with Applicable Law and Withholding.

                           (a) Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue any shares of Common Stock under the Plan if such issuance would violate any applicable law or any applicable regulation or requirement of any securities exchange or similar entity.

                           (b) Prior to the issuance of any shares of Common Stock under the Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares and will not dispose of them in violation of the registration requirements of the Securities Act of 1933.

                           (c) With  respect  to any  person  who is  subject to
                  section 16(a) of the Exchange Act, the Committee may, at any time, add such conditions and limitations to any award under the Plan that it deems necessary or desirable to comply with the requirements of Rule 16b-3.

                           (d) If, at any time, the Company, in its sole discretion, determines that the listing, registration or qualification (or any updating of any such document) of any award, or the shares of Common Stock issuable pursuant thereto, is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, any award or the issuance of shares of Common Stock pursuant to any award, such award shall not be made and the shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

                           (e) All awards and payments  under the Plan which are
                  made to employees of the Company are subject to withholding of all applicable taxes and the Company shall have the right to withhold from any such award under the Plan or to collect as a condition of any payment under the Plan, as applicable, any taxes required by law to be withheld. To the extent provided by the Committee, a Participant may elect to have any distribution otherwise required to be made under the Plan to be withheld or to surrender to the Company shares of Common Stock already owned by the Participant to fulfill any tax withholding obligation.

                  8.6 No Continued Employment. The Plan does not constitute a contract of employment or continued service, and participation in the Plan will not give any employee or Participant the right to be retained in the employ of the Company or the right to continue as a director of the Company or any right or claim to any benefit under the Plan unless such right or claim has specifically accrued under the terms of the Plan or the terms of any award under the Plan.

                  8.7 Treatment as a Stockholder. Any award to a Participant under the Plan shall not create any rights in such Participant as a stockholder of the Company until shares of Common Stock are registered in the name of the Participant.

                  8.8 Amendment and Termination of the Plan. The Company's Board of Directors may, at any time and in any manner, amend, alter, suspend, discontinue, or terminate the Plan or any award outstanding under the Plan; provided however, that no such amendment, alteration, suspension, discontinuance or termination shall:

                           (a) increase or decrease the number of shares reserved under subsection 4.1 without stockholder approval;

                           (b) be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange or automated quotation system upon which the Common Stock is listed or quoted;

                           (c) alter or impair the rights of  Participants  with
                  respect to awards previously made under the Plan without the consent of the holder thereof; or

                           (d) make any change that would  disqualify  the Plan,
                  intended to be so qualified, from the exemption provided by Rule 16b-3.

         Notwithstanding  any other  provision of the Plan,  the  provisions  of
         Section 5 may not be amended more frequently than once in any six-month period except to comport with changes in the Code, the Employee
         Retirement Income Security Act of 1974, as amended, or the rules thereunder.

                  8.9 Immediate Acceleration of Incentives. Notwithstanding any provision in this Plan to the contrary or the normal terms of vesting under any award, all outstanding Formula Options, Stock Options and SARs will become exercisable immediately if a Change in Control occurs. For purposes of this Plan, a "Change in Control" shall have occurred if a Business Combination (as defined in Article Fifth of the Company's Certificate of Incorporation) occurs and is consummated and the disinterested directors of the Company either do not approve such Business Combination in accordance with Article Fifth, or do approve such Business Combination and so authorize such immediate exercisability in connection with such Business Combination.

                  8.10 Definition of Fair Market Value. Except for Formula Options or other Stock Options granted as of the closing date of the IPO, for which the "Fair Market Value" of a share of Common Stock shall be equal to the IPO price and as otherwise determined by the Committee, the "Fair Market Value" of a share of Common Stock as of any date shall be equal to the closing sale price of a share of Common Stock as reported on The National Association of Securities Dealers' New York Stock Exchange Composite Reporting Tape (or if the Common Stock is not traded on the New York Stock Exchange, the closing sale price on the exchange on which it is traded or as reported by an applicable automated quotation system) (the "Composite Tape") on the applicable date or, if no sales of Common Stock are reported on such date, the closing sale price of a share of Common Stock on the date the Common Stock was last reported on the Composite Tape (or such other exchange or automated quotation system, if applicable).

                  8.11 Other Agreements. All Options and SARS, and shares of Common Stock issued in respect thereof, will be subject to any other agreements, if any, between the Company and a Participant that is issued Awards hereunder.

                                                          EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Ethan Allen Interiors Inc.


We consent to incorporation by reference in the registration statement on Form S-8 of Ethan Allen Interiors Inc. of our report dated August 6, 1997, relating to the consolidated balance sheets of Ethan Allen Interiors Inc. and Subsidiary as of June 30, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity and cash flows and related schedules for each of the years in the three-year period ended June 30, 1997, which report appears in the June 30, 1997 annual report on Form 10-K of Ethan Allen Interiors Inc.

Our report refers to a change in the method of accounting for packaging costs in the year ended June 30, 1995.



                              /s/ KPMG Peat Marwick



Danbury, Connecticut
March 12, 1998